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                                                                    EXHIBIT 99.1



                                  PRESS RELEASE





                            FIRST SOUTHERN ANNOUNCES
                ADDITIONAL ISSUANCE OF SUBORDINATED CAPITAL NOTES
                  AND EXCHANGES/REPURCHASES OF PREFERRED STOCK



     Florence, Alabama (October 17, 2003) (FSTH) - First Southern Bancshares, Inc. (the "Company"), the holding company for First Southern Bank (the "Bank"), reported the issuance of $1,056,000 of Subordinated Capital Notes due September 30, 2008 (the "Additional Notes") and Warrants and rights to receive additional Warrants to certain of the Company's directors and their affiliates in exchange for 44,485 shares of its Series A Preferred Stock. This issuance was on the same terms as the Company's recently completed offering of $5.5 million of Subordinated Capital Notes due September 30, 2008, and Warrants and rights to receive additional Warrants to purchase shares of the Company's common stock. As a part of the sale of the Additional Notes, the Company initially issued Warrants to purchase 29,568 shares of Company common stock.

     This exchange of Subordinated Capital Notes, Warrants and rights to receive additional Warrants furthered the Company's efforts to reduce its liability for the Series A and B Preferred Stock and, thereby, enhance its capital position. This exchange of the Series A Preferred Stock reduced by approximately $134,000 the Company's liabilities on the Preferred Stock, which amount increased stockholders' equity. As a part of this issuance of Additional Notes, the Company will add $71,280 to the Interest Payment Fund established for the benefit of the holders of the Notes.

     In addition, using $376,000 of the cash proceeds from the earlier offering, the Company has repurchased an additional 9,046 shares of Series A Preferred Stock and 6,546 shares of Series B Preferred Stock. These purchases were effected at the same value attributed to the Preferred Stock for purposes of exchanging shares for Subordinated Capital Notes and Warrants and rights to receive additional Warrants. After these repurchases and the exchange of Series A

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Preferred Stock by the Directors and  their  affiliates, 40,909 shares of Series
A Preferred  Stock  and  2,137  shares  of  Series  B  Preferred  Stock   remain
outstanding.

     The Company's Board of Directors believes it is important to seek to further reduce the Company's obligations on these shares of Preferred Stock. Accordingly, the Board intends to pursue cash repurchases of the remaining Preferred Stock, or, if those pursuits are not successful, reduce other short-term indebtedness. Any other use of the remaining funds raised in the offering is subject to the approval of the Federal Reserve Bank of Atlanta.

     Mr. Jack Johnson, the Company's President and CEO, said "The Company has now exchanged or repurchased over 74% of our Series A Preferred Stock and over 95% of our Series B Preferred Stock. We are encouraged by these results, which have strengthened the Company's capital structure. We will continue our efforts to repurchase the remaining Preferred Stock. We appreciate the ongoing support of our local community."

     The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence and two full-service offices in Killen and Muscle Shoals.

     THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.


CONTACT:     First Southern Bancshares, Inc., Florence, Alabama
             Roderick V. Schlosser, Executive Vice President and CFO
             (256) 718-4206